EXHIBIT 99.2
September 27, 2006
Dear Shareholders (friends) of AssuranceAmerica,
The month of August continued to reflect growth in our consolidated revenues and pre-tax profit. The company took several steps earlier this year to improve our Loss Ratios, and these continue to help with our results. We added a former AllState Sales Manager to our team, and are placing additional emphasis on expanding into Texas.
Following are our August and year-to-date results.

	August 2006 (Unaudited)
	Current Month			Year-to-Date
	2006	2005	Change	2006	2005	Change
	(In $1,000)		%	(In $1,000)		%
• Gross Premiums Produced [1]†	$12,066	$10,616	14%	$104,934	$72,879	44%
• MGA/Carrier Gross Premiums Produced [1,2]	$7,130	$6,268	14%	$56,367	$34,293	64%
• MGA/Carrier Revenues [2]	3,762	2,825	33%	30,346	16,820	80%
• Retail Agencies Gross Premium Produced [1,2]†	6,018	5,109	18%	59,298	41,760	42%
• Retail Agencies Group Revenues [2]†	954	807	18%	8,732	6,302	39%
• Company Revenues †	4,520	3,491	29%	37,182	22,750	63%
• Company Pre-Tax Income †	288	131	191%	2,382	1,239	92%

[1]	Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the Company’s revenue stream.

[2]	Before inter-company eliminations

†	Current year financial data includes agency acquisitions that may not be included in prior year data.
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Thank you for your continued interest and confidence in AssuranceAmerica Corporation.
Sincerely,

/s/ Guy W. Millner	/s/ Lawrence Stumbaugh

Guy W. Millner	Lawrence (Bud) Stumbaugh
Chairman	President and Chief Executive Officer
This document is for informational purposes only and is not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in AssuranceAmerica Corporation. This document includes statements that may constitute “forward-looking”
statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Historical results are not indicative of future performance.
5500 Interstate North Parkway — RiverEdge One — Suite 600 — Atlanta, Georgia 30328
770.933.8911 — fax 770.984.0173 — www.assuranceamerica.com